Exhibit 15.2

[Letterhead of Fangda Partners]

April 10, 2019

Leju Holdings Limited
15/F Floor, Shoudong International Plaza
No. 5 Building, Guangqu Home, Dongcheng District
Beijing 100022
People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under “Item 4. Information on the Company—C. Organizational Structure” in Leju Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2018, which will be filed with the Securities and Exchange Commission (the “SEC”) in April 2019, and further consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-197069 and 333-217644). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2018.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners
Fangda Partners